"Consent of Independent Registered Public Accounting Firm"




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated February 20, 2009, relating to the financial statements and financial highlights, which appears in the December 31, 2008 Annual Report to Shareholders of Viking Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



BRADY, MARTZ & ASSOCIATES, P.C.
Bismarck, North Dakota USA

April 29, 2009